EXHIBIT 99.3  CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly represents, in all material respects, the financial condition and results of operations of California Petroleum Transport Corporation.



                                               /s/ Nancy D. Smith
                                               ------------------------
                                               Nancy D. Smith
                                               President



                                               /s/ R. Douglas Donaldson
                                               ------------------------
                                               R. Douglas Donaldson
                                               Treasurer


                                               Date  May 15, 2003